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                                                                    Exhibit 23.4

                                                                   July 21, 1998



Periscope Sportswear, Inc.
1407 Broadway
Suite 620
New York, New York 10018

     Re:  Periscope Sportswear, Inc.
          Registration Statement on Form S-1
          File No. 333-56401

Gentlemen:

     We hereby consent to the one-sentence reference to Standard & Poor's Apparel and Footwear Industry Survey in the Section "Business--Industry" in the above referenced Registration Statement.


                                           STANDARD & POOR'S

                                                /s/ Thomas Nugent
                                           By: ________________________
                                                Thomas Nugent